                       HOPKINSVILLE FEDERAL SAVINGS BANK
                            HOPKINSVILLE, KENTUCKY

                              PLAN OF CONVERSION
                       FROM MUTUAL TO STOCK ORGANIZATION


1.   GENERAL.

     On May 21, 1997, the Board of Directors of Hopkinsville Federal Savings Bank, Hopkinsville, Kentucky (the "Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion (the "Plan"), which provides for the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Converted Bank") as a wholly owned subsidiary of a holding company to be formed at the direction of the Bank (the "Holding Company"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Holding Company are collectively referred to herein as the "Conversion."

     The Plan supersedes the Plan of Conversion which was adopted by the Board of Directors on January 15, 1997, and terminated on May 21, 1997.

     Pursuant to the Plan, shares of common stock in the Holding Company (the "Conversion Stock") will be offered as part of the Conversion in a Subscription Offering pursuant to non-transferable Subscription Rights, at a predetermined and uniform price, first to Eligible Account Holders of record as of March 31,
                   -----
1996, second to Tax-Qualified Employee Stock Benefit Plans, third to
      ------                                                -----
Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Bank's application to convert to stock form, and fourth to Other Members of the Bank. Concurrently with the
                ------
Subscription Offering, shares not subscribed for in the Subscription Offering may be offered as part of the Conversion to the general public in a Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     The Conversion is subject to regulations of the Director of the Office of Thrift Supervision of the United States Department of the Treasury ("OTS") pursuant to Section 5(i) of the Home Owners' Loan Act, and Part 563b of the Rules and Regulations Applicable to All Savings Banks.

     Consummation of the Conversion is subject to the approval of the Plan and the Conversion by the OTS and by members of the Bank (the "Members") at a special meeting of the Members to be called to consider the Conversion by the affirmative vote of Members of the Bank holding not less than a majority of the total votes eligible to be cast.

     It is the desire of the Board of Directors to attract new capital to the Converted Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion. In addition, the Board of Directors currently intends to implement stock option plans and other stock benefit plans following the Conversion in order to better attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Converted Bank as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Bank to compete more effectively with other financial service organizations.

    No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II.  DEFINITIONS.

     Acting in Concert:  The term "Acting in Concert" means: (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. (S)563b.2(a)(26)) Acting in Concert with another person ("other party") shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the Bank, the Holding Company, or a majority-owned subsidiary of the Bank or Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that, for purposes of Paragraphs VIII.F. and VIII.G.4. hereof, such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity, and, for purposes of Paragraph VIII.G.1. hereof, such term shall not include any Tax-Qualified Employee Stock Benefit Plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank or the Holding Company or any of their subsidiaries.

     Bank:  The term "Bank" means Hopkinsville Federal Savings Bank, in its form
     -----
as a federal mutual savings bank.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     --------------
shares of stock of the Converted Bank.

     Community Offering:  The term "Community Offering" means the offering of
     -------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who permanently reside in the Bank's Local Community.

     Conversion:  The term "Conversion" means: (i) the amendment of the Bank's
     -----------
federal mutual charter and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a federal capital stock savings bank under the laws of the United States and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     -----------------
stock to be issued and sold by the Holding Company pursuant to the Plan.

     Converted Bank:  The term "Converted Bank" means Hopkinsville Federal
     ---------------
Savings Bank in its form as a federal capital stock savings bank resulting from the conversion of the Bank to the stock form of organization in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on March 31, 1996.

     Eligible Account Holder:  The term "Eligible Account Holder" means the
     -----------------------
holder of a Qualifying Deposit in the Bank on the Eligibility Record Date.

     FDIC:  The term "FDIC" means the Federal Deposit Insurance Corporation or
     -----
any successor federal agency which insures deposit accounts held in savings associations.

     Form AC Application:  The term "Form AC Application" means the application
     -------------------
submitted to the OTS for approval of the Conversion.

     H-(e)l Application:  The term "H-(e)l Application" means the application to
     -------------------
the OTS on OTS Application H-(e)1, or OTS Application H-(e) I -S if applicable, for approval of the Holding Company's acquisition of all of the Capital Stock.

     Holding Company:  The term "Holding Company" means a corporation to be
     ----------------
incorporated by the Bank under state law for the purpose of becoming a savings and loan holding company for the Converted Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Conversion.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ----------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ----------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the counties in which
     ----------------
the Bank's offices are located.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     -------
member of the Bank under its federal mutual charter and bylaws prior to Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     --------
Company or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     OTS:  The term "OTS" means the Office of Thrift Supervision of the United
     ----
States Department of the Treasury or any successor agency having jurisdiction over the Conversion.

     Plan:  The term "Plan" means this Plan of Conversion which provides for the
     -----
conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (i.e., the Converted Bank) and the concurrent formation of the Holding Company for the Converted Bank.

     Qualifying Deposit:  The term "Qualifying Deposit" means a savings balance
     -------------------
in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1 or SB-2 or other applicable form and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     ---------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     -----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ----------------
in the Bank.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ----
     successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ----------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ----------------------
of shares of Conversion Stock to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan, and, with respect to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community if and to the extent permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Subscription and Community Prospectus:  The term "Subscription and
     --------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     --------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan in connection with the Conversion.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the date of approval of the Plan by the OTS.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means the holder of a Qualifying Deposit in the Bank (other than Officers and directors of the Bank and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended, or any successor provision thereof. A "non tax qualified employee stock benefit plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     -------------------
the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

III. STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR APPROVAL.

     Prior to submission of the Plan to its Members for approval, the Bank must receive approvals from the appropriate regulatory authorities for consummation of the Conversion in accordance with applicable laws and regulations. The following steps must be taken prior to receipt of such regulatory approvals:

          A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

          B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

          C. A press release relating to the proposed Conversion may be submitted to the local media.

          D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Bank.

          E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

          F. As soon as practicable following the adoption of this Plan, the Bank shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)l Application. Upon receipt of notification from the OTS that the Form AC Application is properly executed and not materially incomplete, the Bank shall publish notice of the filing of the Form AC Application in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the H-(e)l Application by the regulations and policies of the OTS.

          G. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in any gain or loss for federal income tax purposes to the Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

          H. The Plan shall be submitted to a vote of the Members at the Special Meeting after approval by the OTS.

IV.  MEETING OF MEMBERS.

     Upon receipt of all regulatory approvals required for consummation of the Conversion, the Bank shall convene the Special Meeting scheduled in accordance with the Bank's Bylaws to vote on the Plan. Promptly after receipt of OTS approval of the Form AC Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

     Pursuant to applicable regulations, an affirmative vote of the Members of at least a majority of the total votes eligible to be cast will be required for approval of the Plan. Voting may be in person or by proxy.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of the Conversion and the adoption by the Bank of the Federal Stock Charter and Bylaws in the forms attached as Exhibits A and B to this Plan.

     The OTS shall be notified of the actions of the Members at the Special Meeting promptly following the Special Meeting.

V.   SUMMARY PROXY STATEMENT.

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-faced type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the OTS, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription Offering is commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  OFFERING DOCUMENTS.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the consummation of the sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Bank may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Bank by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Bank shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder written notice of the commencement of the Subscription Offering which shall state that the Bank is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

       Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the Form AC has been approved by the OTS. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII.   CONSUMMATION OF CONVERSION.

       The date of consummation of the Conversion will be the effective date of the amendment of the Bank's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's federal mutual charter and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings bank will be declared effective by the OTS, and the Bank will thereby be and become the Converted Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Conversion, and the Holding Company will make payment to the Converted Bank of at least 50% of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

VIII.  STOCK OFFERING.

       A.   General.
            -------

       The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Conversion as provided below.

       B.   Independent Evaluation and Purchase Price of Shares.
            ---------------------------------------------------

       All shares of Conversion Stock sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above the midpoint (the "the high end") to 15% below the midpoint (the "low end") of the Valuation Range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15% above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

     C. Subscription Offering.
        ---------------------

     Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank pursuant to priorities established by applicable regulations. Shares of Conversion Stock having an aggregate value at least equal to the low end of the Valuation Range must be sold for the Conversion to be consummated, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased to the extent the aggregate purchase price exceeds $500. The priorities established by OTS regulations for the purchase of shares are as follows:

     1.   Category No. 1:  Eligible Account Holders.

          a. Each Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $250,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Bank in each case on the Eligibility Record Date.

          b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

          c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders (giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is both permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion), as follows:

              (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

              (II) Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.


     2.    Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

           a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Conversion.

           b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Conversion Stock sold in excess of the high end of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

     3.    Category No. 3:  Supplemental Eligible Account Holders.

           a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Form AC Application filed prior to OTS approval then each Supplemental Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $250,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

           b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2, respectively.

           c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

           d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders (giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is both permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion), as follows:

               (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

               (II) Any shares of Conversion Stock not allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

     4.   Category No. 4:  Other Members.

          a. Each Other Member, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $250,000 or one-tenth of one percent of the total offering of shares of Conversion Stock.

          b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3, respectively.

          c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if such preference is both permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

    Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation shall be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

     D. Community Offering.
        ------------------

     1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering.
Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

     2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares per order basis until all orders have been filled.

     3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

     E.  Other Offering.
         --------------

     In the event a Community Offering does not appear feasible, the Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Bank may terminate the Conversion with the concurrence of the OTS.

     F.  Limitations Upon Purchases of Shares of Conversion Stock.
         --------------------------------------------------------

     The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

          1. No Person may purchase fewer than 25 shares of Conversion Stock in the Conversion, to the extent such shares are available, subject to the provisions of Paragraph VIII.C herein.

          2. Purchases of Conversion Stock in the Community Offering by any person shall not exceed $250,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

          3. Officers and directors of the Bank and the Holding Company, and Associates thereof, may not purchase in the aggregate more than 31% of the shares of Conversion Stock issued in the Conversion.

          4. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

          5. Relatives who are neither Officers nor directors of the Bank or the Holding Company, or any of their subsidiaries, and who do not reside in the same home shall not be deemed to be Associates or a group Acting in Concert solely as a result of their relationships.

          6. Purchases of shares of Conversion Stock in the Conversion by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $500,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

     Each person purchasing Conversion Stock in the Conversion shall, upon submission of a validity completed and executed Order Form, be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive in cash the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares or receive such cash shall be assignable by the Holding Company.

     G.   Restrictions on and Other Characteristics of Stock Being Sold.
          -------------------------------------------------------------

          1.   Transferability.
               ---------------

          Except as provided in Paragraph XIV below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold for a period of one year from the effective date of the Conversion except for any sale or transfer of such shares (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities.

          The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

               "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

          In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock. Such transfer restrictions shall be in addition to any other restrictions on transferability imposed by applicable laws, regulations, charter or bylaw provisions or agreements.

          2.   Repurchase and Dividend Rights.
               ------------------------------

          Subject to applicable regulations, the Holding Company may not, for a period of three years from the date of the Conversion, repurchase Holding Company Stock from any person, with the exception of (i) a repurchase on a pro rata basis pursuant to an offer approved by the OTS and made to all stockholders, or (ii) the repurchase of qualifying shares of a director. However, upon 10 days' written notification to the OTS Regional Director for the Converted Bank and the Chief Counsel's Office, Business Transactions Division of the OTS, the Holding Company may make open market repurchases of outstanding Holding Company Stock, provided that (i) such Regional Director and Chief Counsel do not object based on a determination that (a) the repurchases would materially adversely affect the financial condition of the Converted Bank, (b) the information submitted by the Converted Bank is insufficient upon which to base a conclusion as to whether the Converted Bank's financial condition would be materially adversely affected, or (c) the Converted Bank does not demonstrate a valid purpose for the repurchases; (ii) no repurchases occur in the first year following the Conversion, or a waiver of such restriction is obtained; (iii) in the second and third years following the Conversion, the repurchases are part of an open-market stock repurchase program that allows no more than 5% of the then-outstanding Holding Company Stock to be purchased during any 12 month period; and (iv) the repurchases do not cause the Converted Bank to become "undercapitalized," as defined pursuant to 12 C.F.R. (S)565.4 or a successor regulation.

          Present regulations also provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Rules and Regulations of the OTS, or other applicable regulations. The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion.

          3. Voting Rights.
             -------------

          After the Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. The Holding Company will have exclusive voting rights with respect to the Capital Stock. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, and holders of Savings Accounts in and obligors on loans of the Converted Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company. Subject to notice and record holder provisions of the Holding Company's bylaws, each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of Holding Company Stock owned by said stockholder.

          4. Purchases by Officers, Directors and Associates Following
             ---------------------------------------------------------
     Conversion.
     ----------

          Without the prior written approval of the OTS, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or non-tax-qualified employee stock benefit plans which may be attributable to Officers or directors may be made without OTS permission or the use of such broker or dealer.

     H. Mailing of Offering Materials and Collation of Subscriptions.
        ------------------------------------------------------------

        The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the appropriate regulatory authorities, the approval of the Form AC by the OTS and the declaration of the effectiveness of the Registration Statement containing the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.


        The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

          The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the OTS.

     I.   Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of the Bank, executed Forms of Certification as required by OTS regulations, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payment by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the completion of the Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Bank to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, and in the case of an employee stock ownership plan together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of the Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Conversion.

     J.   Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form: (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

     K.   Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualification would be impracticable for reasons of cost or other-wise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

     L.   Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.  FEDERAL STOCK CHARTER AND BYLAWS.

     As part of the Conversion, a federal stock charter and bylaws shall be adopted to authorize the Converted Bank to operate as a federal capital stock savings bank. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws. Prior to completion of the Conversion, the proposed federal stock charter and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XV below. The effective date of the amendment of the Bank's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

X.   REGISTRATION AND MARKET MAKING.

     In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

XI.    STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION.

       All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to the Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions (except with respect to voting and liquidation rights) as in effect prior to consummation of the Conversion. All Savings Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as these loans had prior to Conversion.

       After the Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock. Holders of Savings Accounts in and obligors on loans of the Converted Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Capital Stock.

XII.   EFFECT OF CONVERSION.

       Upon consummation of the Conversion, the corporate existence of the Bank shall not cease, but the Converted Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Conversion as described in Paragraph VII herein, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed.

XIII.  LIQUIDATION ACCOUNT.

       After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank. However, pursuant to applicable regulations, the Bank shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to its net worth as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

       The Liquidation Account shall be maintained by the Converted Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

       The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

      If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such savings account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

       In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the FDIC shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XIV.   RESTRICTIONS ON ACQUISITION OF HOLDING COMPANY.

             A. For a period of three years following completion of the Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an Bank, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on their behalf with a view towards public resale, for purchases not exceeding 1% per annum of the shares outstanding or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the OTS, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

             B. The Holding Company may provide in its charter a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its charter for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XV.    INTERPRETATION AND AMENDMENT OR TERMINATION OF THE PLAN.

       The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its Members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

       If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After

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